      As filed with the Securities and Exchange Commission on June 22, 2005
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                        BLONDER TONGUE LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                              52-1611421
     (State or other jurisdiction of     (I.R.S. Employer Identification Number)
      incorporation or organization)

                               One Jake Brown Road
                          Old Bridge, New Jersey 08857
                                 (732) 679-4000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

 BLONDER TONGUE LABORATORIES, INC. 2005 EMPLOYEE EQUITY INCENTIVE PLAN, AS AMENDED

 BLONDER TONGUE LABORATORIES, INC. 2005 DIRECTOR EQUITY INCENTIVE PLAN, AS AMENDED
                            (Full title of each Plan)

                                 James A. Luksch
                      Chairman and Chief Executive Officer
                               One Jake Brown Road
                          Old Bridge, New Jersey 08857
                                 (732) 679-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           __________________________
                                   Copies to:

                           Gary P. Scharmett, Esquire
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                            _________________________

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
------------------------ --------------- ------------------- ------------------ -------------
                                          Proposed maximum    Proposed maximum   Amount of
  Title of securities      Amount to be  Offering price per  aggregate offering Registration
   to be registered       Registered(1)        Share             price (4)          fee
------------------------ --------------- ------------------- ------------------ -------------

Common Stock, $.001 par   83,749 shares        $3.84 (2)       $2,003,962           $236
value per share
                          616,251 shares       $2.73 (3)
------------------------ --------------- ------------------- ------------------ -------------

(1)  Such  additional  indeterminable  number of shares  that may be issuable by reason of the anti-dilution  provisions of the Blonder Tongue Laboratories,
     Inc. 2005 Employee Equity Incentive Plan, as amended ("Employee Plan"), and the Blonder Tongue Laboratories,  Inc. 2005 Director Equity Incentive Plan,
     as amended  (together  with the Employee  Plan,  the  "Plans"),  are hereby registered.
(2)  Pursuant to Rule 457(h)(1), for shares issuable under presently outstanding options  granted under the Employee  Plan,  the price at which such options may be exercised has been used to determine the registration fee.
(3)  Pursuant to Rule  457(h)(1) and (c), for shares  available  under the Plans that have yet to be granted  or are not  presently  subject to  outstanding options,  the  average  of the high and low  prices per share of the Common
     Stock  reported on the  American  Stock  Exchange on June 16, 2005 has been used to determine the registration fee.
(4)  Estimated solely for the purpose of determining the registration fee.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     As  used in this  Registration  Statement,  unless  the  context  otherwise requires, the term the "Company" means Blonder Tongue Laboratories, Inc. and its subsidiaries.

Item 3. Incorporation of Documents by Reference.

     The  following  documents,  previously  filed by the Company  with the U.S.
Securities and Exchange Commission (the "Commission") pursuant to the Securities
Exchange Act of 1934, as amended (the "1934 Act"),  are hereby  incorporated  by reference  in this  Registration  Statement,  except as  superseded  or modified herein:

     (a)  the  Company's  Annual  Report on Form 10-K for the fiscal  year ended
          December 31, 2004;

     (b)  all other  reports  filed by the Company  pursuant to Section 13(a) or
          15(d) of the 1934  Act  since  the end of the  fiscal  covered  by the annual report referred to in (a) above; and

     (c)  the  description  of the Company's  common stock,  par value $.001 per share  ("Common  Stock"),  contained  in  the  Company's  Registration
          Statement on Form S-1 originally  filed with the Commission on October
          12, 1995, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Company  pursuant to Sections  13(a),  13(c), 14 and  15(d) of the 1934 Act on or after the date of this  Registration  Statement and prior to the filing of a  post-effective  amendment which indicates that all securities  offered  have been sold or which  deregisters  all  securities  then remaining  unsold,  shall be  deemed to be  incorporated  by  reference  in this
Registration  Statement  and to be part  hereof  from the date of filing of such documents.

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Gary P.  Scharmett,  a partner of Stradley,  Ronon,  Stevens & Young,  LLP, legal counsel to the Company, is a director of the Company and beneficially owns
6,300 shares of the common stock and holds options to purchase  47,000 shares of the common stock at purchase prices of $7.03 per share (5,000 shares), $6.88 per share (15,000  shares),  $6.53 per share (2,000 shares),  $3.85 per share (5,000 shares),  $3.40 per share (5,000 shares),  $3.10 per share (5,000 shares), $2.88 per share (5,000 shares) and $2.05 per share (5,000  shares),  which options may be exercised for a 10-year period ending on July 16, 2006 (10,000 shares),  July
8, 2008  (5,000  shares),  July 15, 2009  (2,000  shares),  July 12, 2010 (5,000 shares), February 15, 2011 (5,000 shares), February 7, 2012 (5,000 shares), June
11, 2013, (5,000 shares), September 13, 2014 (5,000 shares) and February 1, 2015
(5,000 shares).

Item 6. Indemnification of Directors and Officers.

     The Company's  Certificate  of  Incorporation  provides that to the fullest extent  permitted by the Delaware  General  Corporation  Law ("Delaware  Law") a
director of the Company  shall not be liable to the Company or its  stockholders for monetary  damages for breach of fiduciary duty as a director.  Under current
Delaware  Law, the  liability of a director may not be eliminated or limited (i)
for  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  for acts or  omissions  not in good  faith or that  involve intentional  misconduct  or a knowing  violation  of law,  (iii) in  respect  of certain unlawful  dividend  payments or stock redemptions or repurchases or (iv)
for any  transaction  from  which the  director  derives  an  improper  personal
benefit.  The  effect  of  this  provision  of  the  Company's   Certificate  of
Incorporation  is to  eliminate  the rights of the Company and its  stockholders
(through  stockholders'  derivative  suits on behalf of the  Company) to recover monetary  damages against a director for breach of the fiduciary duty of care as a director  (including  breaches  resulting from negligent or grossly  negligent behavior) except in the situations  described in clauses (i) through (iv) above.
This  provision  does not limit or  eliminate  the rights of the  Company or any stockholder to seek nonmonetary relief such as a injunction or rescission in the event of a breach of a  director's  duty of care.  In  addition,  the  Company's
Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law.

                                      II-1

     In addition,  the Company has entered into agreements (the "Indemnification
Agreements")  with each of the  directors  and  certain  officers of the Company pursuant to which the Company  agrees to indemnify such director or officer from all  claims,  liabilities,  expenses,  judgments,  fines  and  amounts  paid  in settlement  incurred by such director or officer and arising out of his capacity as a  director,  officer,  employee  and/or  agent of the Company to the maximum extent provided by applicable  law. In addition,  such director or officer shall be  entitled  to an advance of expenses  to the  maximum  extent  authorized  or permitted by Delaware Law to meet the obligations indemnified against.

     To the  extent  that the  Board of  Directors  or the  stockholders  of the
Company  may in the future wish to limit or repeal the ability of the Company to indemnify directors and officers, such repeal or limitation may not be effective as to directors  and officers who are currently  parties to the  Indemnification
Agreements, because their rights to full protection are contractually assured by the Indemnification  Agreements. It is anticipated that similar contracts may be entered  into,  from time to time,  with future  officers  and  directors of the
Company.

     The Company has obtained  directors'  and  officers'  liability  insurance.
There can be no  assurance,  however,  that the Company will be able to maintain such insurance on reasonable terms.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          Reference is made to the Exhibit Index on Page II-5 filed herewith.

Item 9. Undertakings.

               (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by section  10(a)(3)
of the Securities Act of 1933, as amended ("1933 Act");

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising  after the  effective  date of the  registration  statement (or the most
recent  post-effective   amendment  thereof)  which,   individually  or  in  the
aggregate,  represent a fundamental  change in the  information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was  registered)  and any deviation  from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus  filed  with  the  Commission  pursuant  to Rule  424(b)  if,  in the aggregate,  the changes in volume and price  represent no more than a 20% change in the  maximum  aggregate  offering  price  set  forth in the  "Calculation  of
Registration Fee" table in the effective registration statement.

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration  statement or any material change to such information in the registration statement;

                    Provided,  however, That paragraphs (a)(1)(i) and (a)(1)(ii)
of this section do not apply if the registration  statement is on Form S-3, Form
S-8 or Form F-3, and the information required to be included in a post-effective amendment by those  paragraphs  is contained in periodic  reports  filed with or furnished to the Commission by the registrant  pursuant to section 13 or section
15(d) of the 1934 Act that are  incorporated  by reference  in the  registration statement.

                                      II-2

               (2) That, for the purpose of determining  any liability under the
1933  Act,  each  such  post-effective  amendment  shall be  deemed  to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To  remove  from  registration  by means of a  post-effective amendment  any of the  securities  being  registered  which remain unsold at the termination of the offering.

               (b)  The  undersigned  registrant  hereby  undertakes  that,  for purposes of  determining  any  liability  under the 1933 Act, each filing of the registrant's  annual  report  pursuant to section  13(a) or section 15(d) of the
1934 Act (and,  where  applicable,  each  filing of an employee  benefit  plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities  offered therein,  and the offering of such securities  at that time shall be deemed to be the  initial  bona fide  offering thereof.

               (c) Insofar as indemnification  for liabilities arising under the
1933 Act may be permitted to directors,  officers and controlling persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Commission such  indemnification  is against  public  policy  as  expressed  in  the  1933  Act  and  is,  therefore, unenforceable.  In the  event  that a claim  for  indemnification  against  such liabilities  (other than the payment by the  registrant of expenses  incurred or paid by a  director,  officer or  controlling  person of the  registrant  in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy  as  expressed  in the  1933  Act  and  will  be  governed  by the  final adjudication of such issue.

                                      II-3

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the registrant
Blonder Tongue  Laboratories,  Inc.  certifies that it has reasonable grounds to believe  that it meets all of the  requirements  for  filing on Form S-8 and has duly  caused  this  Registration  Statement  to be signed  on its  behalf by the undersigned,  thereunto duly authorized, in the City of Old Bridge, State of New
Jersey, on June 22, 2005.

                                     BLONDER TONGUE LABORATORIES, INC.

                                 By: /s/ James A. Luksch
                                     James A. Luksch, Chairman and
                                     Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints James A.
Luksch and Robert J. Palle, Jr., jointly and severally,  his  attorneys-in-fact, each with the power of  substitution,  for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with  exhibits  thereto and other  documents in connection  therewith,  with the
Securities  and Exchange  Commission,  hereby  ratifying and confirming all that each of said  attorneys-in-fact,  or his  substitute or  substitutes,  may do or cause to be done by virtue hereof.

Name                                    Title                               Date

 /S/ JAMES A. LUKSCH        Chairman of the Board                  June 22, 2005
James A. Luksch             and Chief Executive Officer
                            (Principal Executive Officer)

 /S/ ERIC SKOLNIK           Senior Vice President                  June 22, 2005
Eric Skolnik                and Chief Financial Officer
                            (Principal Financial Officer and
                            Principal Accounting Officer)

 /S/ ROBERT J. PALLE, JR.   Director, President,                   June 21, 2005
Robert J. Palle, Jr.        Chief Operating Officer
                            and Secretary

 /S/ JOHN E. DWIGHT         Director                               June 22, 2005
John E. Dwight

 /S/ JAMES H. WILLIAMS      Director                               June 22, 2005
James H. Williams

 /S/ JAMES F. WILLIAMS      Director                               June 22, 2005
James F. Williams

 /S/ ROBERT B. MAYER        Director                               June 22, 2005
Robert B. Mayer

 /S/ GARY P. SCHARMETT      Director                               June 22, 2005
Gary P. Scharmett

 /S/ ROBERT E. HEATON       Director                               June 22, 2005
Robert E.  Heaton

 /S/ STEPHEN K. NECESSARY   Director                               June 22, 2005
Stephen K. Necessary

                                      II-4

                                  EXHIBIT INDEX

Exhibit #   Description                             Location
   5.1      Opinion of Counsel                      Filed herein.
  23.1      Consent of BDO Seidman, LLP             Filed herein.
  23.2      Consent of Stradley, Ronon,             Contained in
            Stevens & Young, LLP                    Exhibit 5.1 filed herein.
  24.1      Power of Attorney                       Contained in Signature
                                                    Page on page II-4 herein.

                                      II-5